UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(AMENDMENT NO. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 31, 2006
PDF SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
000-31311
(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)
333 West San Carlos Street, Suite 700
San Jose, CA 95110
(Address of principal executive offices, with zip code)
(408) 280-7900
(Registrant’s telephone number, including area code)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
ITEM 9.01: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT 23.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 1.01 Entry into a Material Definitive Agreement.
     This Current Report on Form 8-K/A is being filed as an amendment No. 1 to the Current Report on Form 8-K filed by PDF Solutions, Inc. (the “Company”) on November 3, 2006 (the “initial 8-K”). The initial 8-K was filed under items 1.01, 2.01, and 3.02 to report the completion of the acquisition of all the capital stock of Si Automation S.A. (“SIA”), a privately held Fault Detection and Classification software and services provider, based in Montpellier, France. This amendment is a supplement to the initial 8-K and includes financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the initial 8-K and filed by amendment to the Initial Form 8-K.
     On October 25, 2006, the Registrant entered into a definitive agreement to acquire all of the outstanding capital stock of SIA, a privately held Fault Detection and Classification software and services provider, based in Montpellier, France, pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”) among the Registrant, the Selling Stockholders of SIA, and Société Générale Asset Management Alternative Investments (“SGAM”), as the Stockholders’ Representative. The acquisition was completed on October 31, 2006. As a result of the closing, SIA has become a wholly owned subsidiary of PDF Solutions, Inc. (“PDF”).
     Under terms of the Purchase Agreement, PDF acquired SIA for approximately $25.5 million in cash and 699,298 shares of PDF common stock, resulting in aggregate consideration of approximately $36.5 million and net consideration of approximately $29.6 million, after deducting expected net cash-on-hand at SIA. A portion of the aggregate consideration will be retained in escrow for a specified period of time pursuant to the Purchase Agreement.
     This description of the transaction is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.01 to this report and incorporated by reference into this Item 1.01. Terms not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On October 31, 2006, the Registrant completed the acquisition of the capital stock of SIA as contemplated by the Purchase Agreement. Please see the disclosures regarding the Purchase Agreement and the transactions contemplated thereby described in Item 1.01 above, which is hereby incorporated into this Item 2.01 by reference.

ITEM 9.01: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
     (a) Financial Statements of Business Acquired
     Audited financial statements of SIA for the year ended December 31, 2005 and for the nine months ended September 30, 2006 as required by this Item 9.01 (a) are attached as Exhibit 99.2 hereto and incorporated into this Item 9.01(a) by reference.
     (b) Pro Forma Financial Information
     Unaudited Combined Condensed Pro Forma Financial Statements of PDF and SIA as required by this Item 9.01(b) are attached as Exhibit 99.3 hereto and incorporated into this Item 9.01(b) by reference.
     (c) Exhibits

Exhibit No.	Description
2.01	Stock Purchase Agreement dated October 25, 2006 by and among PDF Solutions, Inc., the Selling Stockholders of Si Automation S.A. and Société Générale Asset Management Alternative Investments, as the Stockholders’ Representative (1) *

23.1	Consent of KPMG SA

99.1	Press release dated October 31, 2006 regarding the Registrant’s completion of its acquisition of Si Automation S.A. (1) *

99.2	Audited financial statements of Si Automation S.A. for the twelve months ended December 31, 2005 and the nine months ended September 30, 2006

99.3	The unaudited pro forma combined condensed balance sheet of PDF Solutions Inc. and Si Automation S. A. as of September 30, 2006. The unaudited pro forma combined condensed statements of operations of PDF Solutions Inc. and Si Automation S.A. for the twelve months ended December 31, 2005 and the nine months ended September 30, 2006.

(1)	All schedules and attachments to this Exhibit have been omitted in accordance with Item 601(b) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

*	Previously filed as an exhibit the current report on form 8-K filed on November 3, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC.
By:	/s/ Keith A. Jones
Keith A. Jones
Vice President, Finance and Chief Financial Officer

Dated: January 16, 2007